FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2007

                              Rub A Dub Soap, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)



           Nevada                   000-52142                     84-1609495
           ------                   ---------                     ----------
  (State of Incorporation)     (Commission File No.)            (IRS Employer
                                                             Identification No.)

               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034
               ---------------------------------------------------
           (Address of principal execute offices, including zip code)

                                 (469) 633-0101
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------

     On October 26, 2007, Registrant entered into a Stock Purchase Agreement with Zhongsen International Company Group, Ltd., a Hong Kong corporation (the "Company") and its sole shareholder, Kai Chen, as the Seller for the issuance and sale to the Seller of shares of common stock equal to 96.5% of all shares outstanding, in exchange for 100% of the outstanding common stock of the Company. The purchase price was determined on the basis of arms-length negotiations between unrelated parties. Closing will occur upon satisfaction of all conditions in the Agreement. Prior to the issuance, Registrant has been a shell company with limited assets and no operations other than seeking the acquisition of an operating company. The Company owns subsidiaries in the People's Republic of China and overseas that are engaged in the distribution and sale of tires and rubber.

ITEM 9.01 Financial Statements and Exhibits
          ---------------------------------

         2.01  -  Stock Purchase Agreement dated October 26, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 26, 2007                   Rub A Dub Soap, Inc.
                                                     (Registrant)

                                            By:/s/ Kevin Halter, Jr.
                                               ------------------------
                                            Kevin Halter, Jr., President and
                                            Chief Executive Officer



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